May 9, 1994

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, DC 20549-1004

Attention:  Filing Desk, Stop 1-4

Re:  Form S-8 Registration Statement

Gentlemen:

     Being transmitted to you with this letter is Aydin Corporation's Form S-8 Registration Statement to register an aggregate of 105,500 shares of the Company's Common Stock, $1.00 par value, 100,000 shares for its 1994 Incentive Stock Option Plan and 5,500 shares for three Individual Non-Qualified Options.

     Payment of the Registration Fee of $458.00, was made to the lockbox on May 2, 1994, by Fedwire.

     If you have any questions with reference to the enclosed documents, please call me collect at (215) 657-7510.

                                Sincerely,

                                /s/ Robert A. Clancy

                                Robert A. Clancy
                                Secretary and
                                Corporate Counsel

RAC:nh

cc:  The New York Stock Exchange, Inc.
     Frederick W. Dreher, Esquire
     James W. Kay (KPMG)
     Herbert Welber

Enclosures

                                              Registration No.  33-______

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-8

                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                             AYDIN CORPORATION
            (Exact name of issuer as specified in its charter)

           Delaware                                   23-1686808
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                   Identification No.)

700 Dresher Road
Horsham, PA                                                      19044
(Address of Principal Executive Offices)                       (Zip Code)

                     1994 Incentive Stock Option Plan
                                    and
                     Individual Non-Qualified Options
                         (Full title of the plan)

                                 Secretary
                             AYDIN CORPORATION
                             700 Dresher Road
                             Horsham, PA 19044
                               215-657-7510
       (Name and address and telephone number of agent for service)
                     ________________________________
Copy to:
Frederick W. Dreher, Esquire
Duane, Morris & Heckscher
One Liberty Place
Philadelphia, PA 19103-7396
215-979-1000

                      CALCULATION OF REGISTRATION FEE

Title of          Amount          Proposed     Proposed        Amount of
securities to     to be           maximum      maximum         registration
be registered     registered(1)   offering     aggregate       fee (2)
                                  price per    offering
                                  share (2)    price (2)
Common Stock      105,500 shares  $12.59       $1,328,750.50   $458.00
$1 par value

(1) The registration statement also covers an indeterminable additional number of shares as may become issuable pursuant to the anti-dilution provisions of the options.

(2) Calculated at an average option price of $12.76 per share for 85,350 shares at which options already granted may be exercised, pursuant to paragraph (h) of Rule 457, and for 20,150 shares, estimated solely for purposes of calculating the registration fee pursuant to paragraph (c) of Rule 457, based upon the average of the high and low prices as reported by the New York Stock Exchange, Inc. on May 6, 1994, of $11.88 per share.


                                  PART II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
     The following documents, which are on file with the Securities and Exchange Commission, are incorporated in the Section 10(a) prospectus under the Securities Act of 1993 (the "Securities Act") by reference:

(a) Aydin Corporation's ("Aydin" or the "Company") annual report on Form 10-K for the year ended December 31, 1993 filed March 29, 1994, pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains, either directly or by incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed, and the notes to the financial statements with information as to stock options, including the amounts outstanding, their average exercise price, and range of expiration dates.

(b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the documents of the Company referred to in (a) above.

(c) The Company's definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with the annual meeting of its stockholders held on April 29, 1994.

(d) The Company's Registration Statement, File No. 1-7203 as amended, filed under Section 12(b) of the Exchange Act, containing a description of the Common Stock of the Company, including any amendments or reports filed for the purpose of updating such description.

     All reports and other documents filed by the Company after the filing hereof pursuant to Sections 13, 14 and 15(d) of the Exchange Act, as amended, prior to the filing of a post effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  DESCRIPTION OF SECURITIES.
     Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
     Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     The Company's By-Laws provide indemnification for directors, officers or employees from any loss, cost, liability and expense that may be imposed upon or incurred by them in connection with or resulting from any claim, action, suit, or proceeding, civil or criminal, in which they may become involved by reason of their being or having been a director, officer or employee of the Company. No such director, officer or employee shall be entitled to claim such indemnity (1) with respect to any matter as to which there shall have been a final adjudication that he has committed or allowed some act or omission (a) otherwise than in good faith in what he considered to be the best interest of the Company, and (b) without reasonable cause to believe that such act or omission was proper and legal; or (2) in the event of a settlement of such claim, action, suit, or proceeding unless (a) the court having jurisdiction thereof shall have approved of such settlement with knowledge of the indemnity provided herein, or (b) a written opinion of independent legal counsel, selected by or in manner determined by the Board of Directors, shall have been rendered substantially concurrently with such settlement, to the effect that it was not probable that the matter as to which indemnification is being made would have resulted in a final adjudication as specified in clause (1) above and the said loss, cost,
liability or expense may properly be borne by the Company.   A conviction
or judgment in a criminal action, suit or proceeding shall not be deemed an adjudication that such director, officer or employee has committed or allowed some act or omission as hereinabove provided if independent legal counsel, selected as hereinabove set forth, shall render, substantially concurrently with such conviction or judgment, a written opinion that such director, officer or employee was acting in good faith in what he considered to be the best interests of the Company or was not without reasonable cause to believe that such act or omission was proper and legal.

     The Company's Certificate of Incorporation, as amended, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) paying a dividend or approving a stock repurchase that is illegal under the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.
     Not Applicable.

Item 8.  EXHIBITS.
     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  UNDERTAKINGS.
     The Company hereby undertakes:
     (1) To file during any period in which offers or sales are being made, post-effective amendment(s) to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan or the Individual Options.
     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                        SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on this 29th day of April, 1994.

                                                        AYDIN CORPORATION

                                                  By /s/  Ayhan Hakimoglu
                                   Ayhan Hakimoglu, Chairman of the Board


  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ Ayhan Hakimoglu                              Dated:   April 29, 1994
Ayhan Hakimoglu
Chief Executive Officer,
Chairman of the Board of Directors and
President


/s/ Herbert Welber                              Dated:   April 29, 1994
Herbert Welber
Controller and Assistant Treasurer
Principal Accounting Officer


/s/ Jay L. Landis                               Dated:   April 29, 1994
Jay L. Landis
Treasurer and Assistant Secretary
Principal Financial Officer


/s/ Frederick G. Allen                          Dated:   April 29, 1994
Frederick G. Allen
Director


/s/ Nev A. Gokcen                               Dated:   April 29, 1994
Nev A. Gokcen
Director


/s/ Harry D. Train, II                          Dated:   April 29, 1994
Harry D. Train, II
Director

                      Form S-8 Registration Statement

                               EXHIBIT INDEX

Exhibit                   Description
No.                       of Exhibit


 4.1      1994 Incentive Stock Option Plan, as amended

 4.2      Form of 1994 Incentive Stock Option Agreement

 4.3 Form of Individual Non-Qualified Stock Option Agreement, as amended

 5        Opinion and Consent of Duane, Morris & Heckscher,
          Counsel to the Registrant with Respect to the Securities being registered

23.1 Consent of KPMG Peat Marwick, Independent Auditors to the Registrant.

23.2 Consent of Duane, Morris & Heckscher is contained in their Option filed as Exhibit 5.

                                                              Exhibit 4.1
                   THE 1994 INCENTIVE STOCK OPTION PLAN
                           OF AYDIN CORPORATION

                              100,000 Shares
                     (Last amended, February 25, 1994)
I.   Purpose

     The purpose of this Plan is to advance the interests of the Corporation and its shareholders by strengthening the ability of the Corporation to attract and retain in its employ key individuals of training, experience and ability and to furnish additional incentive to officers and valued key employees upon whose judgement, initiative and efforts the successful conduct and development of its business largely depends, by encouraging them to purchase stock in the Corporation.

II.  Definitions

     As used in this Plan, "Corporation" means Aydin Corporation; "Board of Directors" means the Board of Directors of Aydin Corporation; "employee" includes officers and other key employees of the Corporation and its subsidiaries but excludes members of the Board of Directors who are not also officers or employees of the Corporation; "Stock Option Committee" (the "Committee") means the Board of Directors; "Special Committee" means a committee composed of at least three non-employee Directors that qualify as "disinterested persons" under Rule 16b-3(d)(3); "Common Stock" means the Corporation's Common Stock of the par value of $1.00 per share; "Code" means the Internal Revenue Code of 1986, as amended from time to time.

III.  Eligible Personnel

A.   All full-time salaried officers and key employees.

B. An employee who has been granted an option may, if he is otherwise eligible, be granted an additional option or options.

IV.  Stock Option Committee

A. Subject to the provisions of the Plan, the Committee shall administer the Plan. It shall have authority to construe and interpret the Plan, to define the terms used therein, to prescribe, amend and rescind rules and regulations for the administration of the Plan and to take such other action in the administration of the Plan as it shall deem proper. The interpretation by the Committee of any provision of the Plan or of any option agreement entered into hereunder shall be in accordance with Section 422 of the Code and Regulations issued thereunder as they may be amended from time to time, in order that rights granted hereunder and under said option agreements shall constitute "Incentive Stock Options" within the meaning of that Section.

B. A majority of the members of the Committee, or the Special Committee as the case may be, shall constitute a quorum and make all determinations, take all actions and conduct all business. They shall keep minutes of their respective meetings.

C. Any Committee or Special Committee action may be taken or determination made without a meeting if all members of the respective committee shall individually or collectively consent in writing to such action or determination. Such written consent or consents shall be filed with the minutes of the Corporation.

D. All interpretations, determinations and actions by the respective committee shall be final, conclusive and binding upon all parties.

E. No member of the Committee, or Special Committee as the case may be,shall be liable for any action or determination made in good faith with respect to the Plan or any option agreement.

V.   Granting of Options

A. The Committee may at any time and from time to time grant options to eligible employees, to purchase shares of Common Stock of the Corporation under this Plan, determining the specific employees to whom options may be granted, the number of shares to be subject to each option, the terms and provisions of the option agreements, and the time or times at which such options shall be granted, provided, however, only the Special Committee may grant options to officers of the Corporation who are also directors of the Corporation on the date of such grant.

B. The date of grant shall be the date either committee takes the necessary action to make the grant; provided, however, that if the minutes or appropriate resolutions of the respective committee provide than an option is to be granted as of a date in the future, the date of grant shall be such future date. In any event, the optionee must be an employee on the date of the grant.

C. No option shall be granted under this Plan after the close of business on December 31, 2003, but options theretofore granted may extend beyond that date.

D. The options granted hereunder shall be "Incentive Stock Options" as that term is used in Section 422 of the Code.

VI.  Shares Subject to the Plan

     The total number of shares of Common Stock that may be purchased pursuant to options granted under this Plan shall not exceed 100,000 subject to adjustment as provided in Section IX and subject to amendment as provided in Section X. If any option outstanding hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to the option shall again be available for the grant of options under this Plan. Upon the exercise of an option outstanding hereunder, the Corporation may reissue Common Stock held in its treasury or issue authorized but unissued Common Stock.

VII. Terms of Options

A. Each option granted under the Plan shall include the following provisions, or terms consistent with the following provisions:

     1. The purchase price (option price) of the shares subject to option shall be not less than the fair market value of the stock on the day the option is granted. Such fair market value shall be established as the following, in order of descending preference:

         a. Mean between the highest and the lowest quoted selling prices of the stock on an exchange.

         b. Lacking a. above, the mean between the "bid" and "asked" prices as provided to the Company by a legitimate broker.

         c. Lacking a. or b. for the date of grant, the mean between the "bid" and "asked" prices for the most recent date quoted, as obtained for the Company by a legitimate broker.

         d. Lacking a., b. or c., the last established determinable price.

     2. Except as provided in Section VIII herein, no option may be exercised unless the optionee is at the time of such exercise in the employ of the Corporation or of a subsidiary and shall have been continuously so employed since the granting of his option. For the purpose of the Plan, an employee who is on leave of absence or who is in the Armed Services or the civilian employment of the United States will be considered in the employ of the Corporation or its subsidiaries to the extent his employment would be treated as continuing intact under Sections 421 and 422 of the Code, and the Regulations thereunder, as amended, from time to time.

     3. No option may be exercised prior to one year nor after five years from the date of its grant. Unless the option Agreement provides otherwise, any time after one year from the date of grant the employee may exercise his option in accordance with the following schedule:

                After:                    The optionee may purchase:

       One year from date of grant........25% of the total.
       Two years from date of grant.......An additional 25% of the total.
       Three years from date of grant.....An additional 25% of the total.
       Four years from date of grant......An additional 25% of the total.

     4. Upon each exercise of an option the purchase price shall be payable in full in cash, (or its equivalent acceptable to the Corporation), or Common Stock already owned by the employee, or a combination of cash and Common Stock.

     5. No fractional shares shall be issued under this Plan or under any option granted hereunder, nor shall any cash payment be made in lieu thereof.

     6. An option shall not be assignable or transferable by the employee to whom granted otherwise than by will or by the laws of descent and distribution, and may be exercised, during his lifetime, only by such employee.

     7. No person shall have the rights and privileges of a shareholder with respect to shares subject to or purchased under an option until the date appearing on the certificates issued upon the exercise of the option.

B. The aggregate fair market value (determined as of the date the option is granted) of the stock for which any employee may be granted options first exercisable in any calendar year under this Plan and all other "Incentive Stock Option Plans" of the Corporation or its subsidiaries, shall not exceed $100,000.

C. No option under this Plan may be granted to an employee who, at the time the option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or of its subsidiaries, provided, however, this limitation shall not apply if such option is granted at an option price of at least 110 percent of the fair market value of the stock on the date of the grant.

D. Each option granted under this Plan may, but need not, include other terms and conditions not inconsistent with the provisions hereof, including a requirement that the optionee represent at the time of each exercise of option that the shares purchased are being acquired for investment and not for resale.

E. Nothing in this Plan nor in any option granted hereunder shall confer any rights to continue in the employ of the Corporation or its subsidiaries or interfere in any way with the rights of the Corporation or any subsidiary to terminate the employee at any time.

VIII.    Termination of Employment or Death of Employee

A. If the employment of an optionee is terminated for cause, or if he voluntarily quits, his option shall expire forthwith, but he may exercise any options that are exercisable as of the date of termination or voluntary quit provided payment for same is received within 30 days of the termination. Retirement, including Early Retirement, under any retirement plan of the Corporation or subsidiary is not deemed a voluntary quit.

B. If the employment of an optionee terminates for any reason other than termination for cause, a voluntary quit, disability or death, the option shall expire three months thereafter unless by its terms it expires sooner. During said period, the option may be exercised in accordance with its terms but only for the number of shares with respect to which options could be exercised as of the date of termination of employment.

C. If an optionee dies while he is employed by the Corporation or a subsidiary or within the three month period referred to in Section VIII(B) above or within the twelve month period referred to in
     Section VIII(D) below, during said period, the option may be exercised by his personal representatives or the persons to whom his rights under the option shall pass by will or the laws of descent and distribution in accordance with terms of the option but only for that number of shares with respect to which options could be exercised as of the date of death. Such exercisable option must be exercised within three months of death, unless, by its terms, it expires sooner.

D. If the employment of an optionee terminates by reason of the optionee's "disability" (within the meaning of Section 22(e)(3) of the Code), the option shall expire 12 months thereafter unless by its terms it expires sooner. During said period, the option may be exercised in accordance with its terms but only for the number of shares with respect to which options could be exercised as of the date of termination of employment.

E. Notwithstanding the above, an option may not be exercised after the expiration of five years from the date the option is granted.

IX.  Adjustments Upon Changes in Capitalization

     In the event of any recapitalization, stock dividend, stock split, or combination affecting the stock subject to this Plan, or in the event of any merger, consolidation, or reorganization as a result of which the Corporation is the surviving corporation, the Committee will make appropriate adjustments in the aggregate number of kind of shares subject to the Plan, the number of shares that may be granted to any one employee, and the number of shares and the price per share subject to outstanding options provided that such options remain or constitute incentive stock options within the meaning of Section 422 of the Code. Any such determination of adjustment shall be final and conclusive upon the parties.

     In the event of the dissolution or liquidation of the Corporation, or in the event of a reorganization, merger, or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not the surviving corporation, or in the event of a sale of substantially all of the property or stock of the Corporation to another corporation, the Plan shall terminate; and any option then outstanding hereunder shall terminate on the effective date of such transaction; provided, however, that in the event of any such transaction the Board of Directors may, but need not, modify all outstanding options so as to make all such options exercisable in full on a date sufficiently in advance of the effective date of such transaction to permit the shares acquired pursuant to any exercise of such options to be issued before the effective date of such transaction.

X.   Amendment and Termination

A. The Board of Directors shall have the power, in its discretion, to amend, suspend or terminate this Plan at any time. The Board of Directors shall not have the power except as may be permitted in
     Section IX herein:

     1. To change the class of employees eligible to receive options under the Plan; or

     2. To increase the number of shares subject to the Plan in the aggregate unless such increase is submitted to the shareholders of the Corporation for their approval; or

     3. To increase the number of shares subject to an option for any one individual; or

     4. To reduce the option price below the fair market value of the stock (or below the 110% fair market value when required by Section VII (C) hereof) at the time the option was granted; or

     5.  To increase the maximum terms of options provided herein.

B. The Board of Directors may, with the consent of an optionee, make such modifications of the terms and conditions of his option as it shall deem advisable.

XI.  Compliance with Rule 16b-3

     The provisions of this Plan are intended to comply in all respects with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 and any amendments thereto, and, if this Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of this Plan shall be deemed to be automatically amended so as to bring them into full compliance with such rule.

XII.     Effective Date of Plan

     This Plan shall become effective as of January 3, 1994 upon approval of the shareholders of the Corporation and shall terminate at the close of business on December 31, 2003.

                                                              Exhibit 4.2
                             AYDIN CORPORATION

                      STOCK OPTION AGREEMENT NO. 94-

                     1994 INCENTIVE STOCK OPTION PLAN


     THIS AGREEMENT, made on ___________________________ between AYDIN CORPORATION and its subsidiaries (hereinafter called the "Company") and _________________________________ (hereinafter called "Employee").

     The Board of Directors of the Company has determined that it is to the advantage and interest of the Company and its stockholders to grant the option provided for herein to the Employee as an inducement to remain in the service of the Company and as an incentive for increased effort during such service, and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.   Shares Optioned; Time of Exercise; Option Price

The Company grants to Employee the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of ________ shares of the Company's presently authorized but unissued common stock (par value $1.00) at the purchase price of $______ per share, exercisable at the time and for the number of shares indicated hereafter.

A.  On or after _________________________, to and including
    ________________,___________ shares.

B.  On or after _________________________, to and including
    ________________,___________ shares.

C.  On or after _________________________, to and including
    ________________,___________ shares.

D.  On or after _________________________, to and including
    ________________,___________ shares.

2.   Payment for Delivery of Stock

The option granted hereunder shall be exercisable by Employee from time to time (as hereinabove provided), by delivery of written notice specifying therein the number of shares which he has elected to purchase and the payment to the Company of the purchase price of the shares which Employee shall then elect to purchase. Payment is acceptable if it is made either: (i) in cash (including check, bank draft, or money order); or (ii) by delivering Company Common Stock ("Stock") already owned by the optionee; or (iii) by a combination of cash and Stock. The fair market value of Stock so delivered shall be the mean of the high and the low prices on the principal Exchange upon which the Stock is traded on the trading day immediately preceding the date of exercise.

3.   Necessity of Employment When Option is Exercised

The option granted hereby and all rights hereunder to the extent such rights shall not have been exercised, shall terminate and become null and void if the Employee ceased to be an employee of the Company (whether by resignation, retirement, dismissal, disability or otherwise), except that
(a) in the event of the termination of such employment for any reason other than the death or disability of the Employee, the Employee may at any time within a period of thirty (30) days thereafter exercise the option granted hereby to the extent such option was exercisable by him on the date of the termination of such employment, and (b) in the event of the disability of the Employee while in the employ of the Company the options granted hereby which would have become exercisable by the Employee at the time of the disability, may be exercised immediately or any time within twelve (12) months after such disability, and (c) in the event of the death of the Employee while in the employ of the Company or during the period of disability referred to subsection "(b)", the options granted hereby which would have become exercisable by the Employee at the time of death or disability, may be exercised immediately or any time within three (3) months after such death by the person or persons to whom the Employee's rights under the option granted hereby shall pass by will or by the applicable laws of descent and distribution; provided, however, that in no event may the option granted hereby by exercised to any extent by anyone after the terminal date specified in Section 1 of this Agreement.

4.   Nonassignability of Options

Except as otherwise provided in Section 3 of this Agreement, the option granted hereunder and the rights and privileges conferred hereby shall be exercisable only by the Employee and shall not be transferrable or be assignable, either voluntarily or by operation of law by Employee, in whole or in part, and if the Employee shall attempt to make any such transfer or assignment of the option granted hereunder, or any of the rights and privileges conferred hereby, such attempt to transfer or assign shall be void and of no affect, and the Company shall have the right to terminate this Agreement as of the date of such purported transfer or assignment.

5.   Termination of Employee

Subject to the terms of any employment contract to the contrary, the Company shall have the right to terminate or change the terms of employment of the Employee at any time for any reason whatsoever. A leave of absence or an interruption in service (including an interruption during military service) authorized or approved by the Company shall not be deemed a termination of employment for the purpose of this Section 5.

6.   Compliance with Governmental and Other Regulations

This option shall not be exercisable in whole or in part, and the Company shall not be obligated to sell any shares of stock pursuant to the exercise of this option, (a) until the Plan under which this option is granted has been approved by the shareholders of the Company, and (b) if such exercise and sale would, in the opinion of counsel for the Company, require registration of such shares under the Securities Act of 1933 (or other Federal or State statutes having similar requirements), as it may be in effect at that time, and the Company shall at such time not desire to so register such shares. If at any time the Board of Directors of the Company shall determine in its discretion that the listing or qualifications of the shares of stock subject to this option on any securities exchange or under any applicable law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with the issue of shares pursuant to the exercise hereof, this option may not be exercised in whole or in part unless such listing, qualifications, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company's Board of Directors.

7.   Acquisition for Investment; Notification of Disposition

By accepting this option, Employee agrees for himself, his heirs, and legatees that any and all shares purchased hereunder shall be acquired for investment and not for distribution, and upon the issuance of any or all of the shares subject to the option granted hereunder, Employee, his heirs or legatees receiving such shares, shall deliver to the Company a representation in writing that such shares are being acquired in good faith for investment and not for distribution. The Company, at its sole discretion, may take all reasonable steps (including the affixing of an appropriate legend on certificates embodying the shares) to assure itself against any sale or distribution by employee not in compliance wit the Federal or State securities laws. In the event that the Employee at any time contemplates the disposition (whether by sale, exchange, gift or other form of transfer) of any shares of stock acquired pursuant to the exercise of the option granted hereby, he will first notify the Company of such proposed disposition and will thereafter cooperate with the Company in complying with all the applicable requirements of law which, in the opinion of the Company, must be satisfied prior to the making of such disposition. In the event that the Employee disposes (whether by sale, exchange, gift or any other transfer) of any shares of stock acquired pursuant to the exercise of the option granted hereby, within one (1) year after the transfer of such shares to him upon his exercise of such option, he will notify the Company in writing within thirty (30) days after such disposition.

8.   Adjustments

In the event that the shares of stock subject to the option granted hereby shall be changed into or exchanged for a different number of kinds of shares of stock or other securities of the Company, or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of stock of the Company theretofore or thereafter subject to this option the number and kind of shares of stock or other securities into which each outstanding share of stock of the Company shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. This option shall also be appropriately amended as to price and any other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of stock of the Company subject to this option, or of any stock for which it shall have been exchanged, than if the Company's Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in this option, such adjustments shall be made in accordance with such determination.

No fractional shares will be issued as a result of any adjustment in this option pursuant to this Section 9, nor shall any cash payment be made in lieu thereof. To the extent possible, any fractional shares resulting from such adjustment will be aggregated and the resulting whole shares added to any shares remaining to be purchased under this option. Notice of any adjustment shall be given by the Company to the Employee and such adjustment (whether or not such notice is given) shall be final, effective, binding and conclusive for all purposes hereof.

The Board of Directors shall have the power, in the vent of any merger or consolidation of the Company with or into any other corporation or company, to amend this option to permit the exercise of this option prior to the effectiveness of any such merger or consolidation and to terminate this option as of such effectiveness. If the Board of Directors of the Company shall exercise such power, this option shall be deemed to have been amended to permit the exercise hereof in whole or in part by the Employee at any time or from time to time as determined by the Board of Directors prior to the effectiveness of such merger or consolidation, and this option shall be deemed to terminate upon such effectiveness.

9.  Rights of Optionee in Stock

Neither the Employee nor his executor, administrator, heirs or legatees shall be or have any rights or privileges of a shareholder of the Company in respect to the shares issuable upon exercise of the option granted hereunder, unless and until certificates representing such shares shall have been issued and delivered.

10.  Notices

Any notice to be given under the terms of this Agreement shall be addressed to the Company at 700 Dresher Road, Horsham, PA 19044, and any notice to be given to the Employee shall be addressed to him at the address given beneath his signature hereto, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

11.  Effect of Agreement; Execution

This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

     IN WITNESS WHEREOF, the Company has caused these presents to be executed on its behalf by its Chairman to be sealed by its Corporate seal, attested by its Secretary, and Employee has hereunto set his hand the day and year first above written which is the time of granting of the option hereunder.



ATTESTED:                              AYDIN CORPORATION
By: __________________                 ____________________
Robert A. Clancy                       Ayhan Hakimoglu
Secretary                              Chairman

(SEAL)

              __________________________________
              Employee's signature

              __________________________________

              __________________________________
              Employee's address      (Zip Code)

                                                              Exhibit 4.3
                             AYDIN CORPORATION

              INDIVIDUAL NON-QUALIFIED STOCK OPTION AGREEMENT


     THIS AGREEMENT, made on  _________________________________ between
AYDIN CORPORATION and its subsidiaries (hereinafter called the "Company") and _________________________________ (hereinafter called "Employee").

     The Board of Directors of the Company has determined that it is to the advantage and interest of the Company and its stockholders to grant the option provided for herein to the Employee as an inducement to remain in the service of the Company and as an incentive for increased effort during such service, and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.   Shares Optioned; Time of Exercise; Option Price

The Company grants to Employee the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of _________ shares of the Company's presently authorized but unissued common stock (par value $1.00) at the purchase price of $________ per share, exercisable at the time and for the number of shares indicated hereafter.

A.   On or after ___________________________________, to and including
       ______________,__________________ shares.

B.     On or after ___________________________________, to and including
       ______________,__________________ shares.

C.     On or after ___________________________________, to and including
       ______________,__________________ shares.

D.     On or after ___________________________________, to and including
       ______________,__________________ shares.

2.   Payment for Delivery of Stock

The option granted hereunder shall be exercisable by Employee from time to time (as hereinabove provided), by delivery of written notice specifying therein the number of shares which he has elected to purchase and the payment to the Company of the purchase price of the shares which Employee shall then elect to purchase. Payment is acceptable if it is made either: (i) in cash (including check, bank draft, or money order); or (ii) by delivering Company Common Stock ("Stock") already owned by the optionee; or (iii) by a combination of cash and Stock. The fair market value of Stock so delivered shall be the mean of the high and the low prices on the principal Exchange upon which the Stock is traded on the trading day immediately preceding the date of exercise.

3.   Necessity of Employment When Option is Exercised

The option granted hereby and all rights hereunder to the extent such rights shall not have been exercised, shall terminate and become null and void if the Employee ceased to be an employee of the Company (whether by resignation, retirement, dismissal, disability or otherwise), except that
(a) in the event of the termination of such employment for any reason other than the death or disability of the Employee, the Employee may at any time within a period of thirty (30) days thereafter exercise the option granted hereby to the extent such option was exercisable by him on the date of the termination of such employment, and (b) in the event of the disability of the Employee while in the employ of the Company the options granted hereby which would have become exercisable by the Employee at the time of the disability, may be exercised immediately or any time within twelve (12) months after such disability, and (c) in the event of the death of the Employee while in the employ of the Company or during the period of disability referred to subsection "(b)", the options granted hereby which would have become exercisable by the Employee at the time of death or disability, may be exercised immediately or any time within three (3) months after such death by the person or persons to whom the Employee's rights under the option granted hereby shall pass by will or by the applicable laws of descent and distribution; provided, however, that in no event may the option granted hereby by exercised to any extent by anyone after the terminal date specified in Section 1 of this Agreement.

4.   Nonassignability of Options

Except as otherwise provided in Section 3 of this Agreement, the option granted hereunder and the rights and privileges conferred hereby shall be exercisable only by the Employee and shall not be transferrable or be assignable, either voluntarily or by operation of law, by Employee, in whole or in part, and if the Employee shall attempt to make any such transfer or assignment of the option granted hereunder, or any of the rights and privileges conferred hereby, such attempt to transfer or assign shall be void and of no affect, and the Company shall have the right to terminate this Agreement as of the date of such purported transfer or assignment.

5.   Termination of Employee

Subject to the terms of any employment contract to the contrary, the Company shall have the right to terminate or change the terms of employment of the Employee at any time for any reason whatsoever. A leave of absence or an interruption in service (including an interruption during military service) authorized or approved by the Company shall not be deemed a termination of employment for the purpose of this Section 5.

6.   Compliance with Governmental and Other Regulations

This option shall not be exercisable in whole or in part, and the Company shall not be obligated to sell any shares of stock pursuant to the exercise of this option, (a) until the Plan under which this option is granted has been approved by the shareholders of the Company, and (b) if such exercise and sale would, in the opinion of counsel for the Company, require registration of such shares under the Securities Act of 1933 (or other Federal or State statutes having similar requirements), as it may be in effect at that time, and the Company shall at such time not desire to so register such shares. If at any time the Board of Directors of the Company shall determine in its discretion that the listing or qualifications of the shares of stock subject to this option on any securities exchange or under any applicable law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with the issue of shares pursuant to the exercise hereof, this option may not be exercised in whole or in part unless such listing, qualifications, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company's Board of Directors.

7.   Acquisition for Investment; Notification of Disposition

By accepting this option, Employee agrees for himself, his heirs, and legatees that any and all shares purchased hereunder shall be acquired for investment and not for distribution, and upon the issuance of any or all of the shares subject to the option granted hereunder, Employee, his heirs or legatees receiving such shares, shall deliver to the Company a representation in writing that such shares are being acquired in good faith for investment and not for distribution. The Company, at its sole discretion, may take all reasonable steps (including the affixing of an appropriate legend on certificates embodying the shares) to assure itself against any sale or distribution by employee not in compliance wit the Federal or State securities laws. In the event that the Employee at any time contemplates the disposition (whether by sale, exchange, gift or other form of transfer) of any shares of stock acquired pursuant to the exercise of the option granted hereby, he will first notify the Company of such proposed disposition and will thereafter cooperate with the Company in complying with all the applicable requirements of law which, in the opinion of the Company, must be satisfied prior to the making of such disposition. In the event that the Employee disposes (whether by sale, exchange, gift or any other transfer) of any shares of stock acquired pursuant to the exercise of the option granted hereby, within one (1) year after the transfer of such shares to him upon his exercise of such option, he will notify the Company in writing within thirty (30) days after such disposition.

8.   Adjustments

In the event that the shares of stock subject to the option granted hereby shall be changed into or exchanged for a different number of kinds of shares of stock or other securities of the Company, or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of stock of the Company theretofore or thereafter subject to this option the number and kind of shares of stock or other securities into which each outstanding share of stock of the Company shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. This option shall also be appropriately amended as to price and any other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of stock of the Company subject to this option, or of any stock for which it shall have been exchanged, than if the Company's Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in this option, such adjustments shall be made in accordance with such determination.

No fractional shares will be issued as a result of any adjustment in this option pursuant to this Section 8, nor shall any cash payment be made in lieu thereof. To the extent possible, any fractional shares resulting from such adjustment will be aggregated and the resulting whole shares added to any shares remaining to be purchased under this option. Notice of any adjustment shall be given by the Company to the Employee and such adjustment (whether or not such notice is given) shall be final, effective, binding and conclusive for all purposes hereof.

The Board of Directors shall have the power, in the event of any merger or consolidation of the Company with or into any other corporation or company, to amend this option to permit the exercise of this option prior to the effectiveness of any such merger or consolidation and to terminate this option as of such effectiveness. If the Board of Directors of the Company shall exercise such power, this option shall be deemed to have been amended to permit the exercise hereof in whole or in part by the Employee at any time or from time to time as determined by the Board of Directors prior to the effectiveness of such merger or consolidation, and this option shall be deemed to terminate upon such effectiveness.

9.  Rights of Optionee in Stock

Neither the Employee nor his executor, administrator, heirs or legatees shall be or have any rights or privileges of a shareholder of the Company in respect to the shares issuable upon exercise of the option granted hereunder, unless and until certificates representing such shares shall have been issued and delivered.

10.  Notices

Any notice to be given under the terms of this Agreement shall be addressed to the Company at 700 Dresher Road, P.O. Box 349, Horsham, PA 19044, and any notice to be given to the Employee shall be addressed to him at the address given beneath his signature hereto, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

11.  Effect of Agreement; Execution

This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

     IN WITNESS WHEREOF, the Company has caused these presents to be executed on its behalf by its Chairman to be sealed by its Corporate seal, attested by its Secretary, and Employee has hereunto set his hand the day and year first above written which is the time of granting of the option hereunder.



ATTESTED:                                  AYDIN CORPORATION

By: _______________________                __________________________
Robert A. Clancy                           Ayhan Hakimoglu
Secretary                                  Chairman

(SEAL)


               _________________________________________
               Employee's signature


               _________________________________________

               _________________________________________
               Employee's address             (Zip Code)

                                                                Exhibit 5
                         DUANE, MORRIS & HECKSCHER
                             Attorneys at Law

                             One Liberty Place
                        Philadelphia, PA 19103-7396
                              (215) 979-1000

                                May 6, 1994


AYDIN CORPORATION
700 Dresher Road
P.O. Box 349
Horsham, PA 19044

RE:  AYDIN CORPORATION
     FORM S-8 REGISTRATION STATEMENT

Gentlemen:

     We have acted as counsel for Aydin Corporation (the "Company"), a Delaware corporation, in connection with a Registration Statement on Form S-8 (the "Registration Statement") covering an aggregate of 105,500 shares (the "Shares") of the Company's Common Stock, par value $1.00 per share, of which 100,000 Shares are available for issuance under the Company's 1994 Incentive Stock Option Plan and 5,500 Shares are available for issuance under Individual Non-Qualified Stock Options (collectively, the "Plans").

     In connection with the Registration Statement, we have examined copies of the Certificate of Incorporation of the Company, as currently in effect, the By-laws of the Company, as currently in effect, the Plans and the resolutions of the Board of Directors and the stockholders of the Company relating to the foregoing. In addition, we have examined such other documents and considered such questions of law as we have deemed relevant for the purposes of this opinion.

     Based upon the foregoing, it is our opinion that the Shares, when issued and sold in the manner and in accordance with the terms of the Plans, and at a price not less than the par value thereof, will be legally issued, fully paid and non-assessable under Delaware General Corporation Law as currently in effect.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Sincerely,

                                            DUANE, MORRIS & HECKSCHER

                                            By: /s/ Frederick W. Dreher
                                            A Partner

FWD/JWK:mpa

                                                             Exhibit 23.1
                             KPMG Peat Marwick
                       Certified Public Accountants
                            1600 Market Street
                        Philadelphia, PA 19103-7279



The Board of Directors
Aydin Corporation:


     We consent to incorporation by reference in this Registration Statement on Form S-8 of Aydin Corporation of our reports dated February 25, 1994, relating to the consolidated balance sheets of Aydin Corporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations and cash flows, and related schedules for each of the years in the three-year period ended December 31, 1993, which reports appear in or are incorporated by reference in the 1993 annual report on Form 10-K of Aydin Corporation.


                             /s/ KPMG Peat Marwick

May 5, 1994